QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 26, 2009, except for note 22, as to which the date is September 10, 2009, relating to the financial statements of Talecris Biotherapeutics Holdings Corp. and its subsidiaries included in the Registration Statement on Form S-1 (No. 333-144941). We also consent to the reference to us under the heading "Experts" in the prospectus incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
September 30, 2009

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM